[Conformed copy]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 10, 2003

Date of Report (Date of earliest event reported)

FORTUNE BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9076	13-3295276

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway, Lincolnshire, Illinois (Address of principal executive offices)		60069 (Zip Code)

Registrant’s telephone number, including area code (847) 484-4400

Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Conformed Copy of Underwriting Agreement
Agreement and Plan of Merger
Specimen of Registrant's 2 7/8% Notes due 2006
Specimen of Registrant's 4 7/8% Notes due 2013

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

On October 31, 2003, Fortune Brands Home & Hardware, Inc. (“FO Home & Hardware”), a subsidiary of Fortune Brands, Inc. (NYSE: FO), and TDC Acquisition Company, Inc., a subsidiary of FO Home & Hardware, entered into an Agreement and Plan of Merger (the “Merger Agreement”) for the purpose of acquiring Therma-Tru Holdings, Inc. (“Therma-Tru”). Therma-Tru is the parent corporation of Therma-Tru Corp., a leading manufacturer of residential entry doors in the United States. On November 10, 2003, pursuant to the Merger Agreement, TDC Acquisition Company, Inc. was merged with and into Therma-Tru with Therma-Tru as the surviving corporation. As a result, Therma-Tru became a wholly owned subsidiary of FO Home & Hardware.

The aggregate purchase price paid by FO Home & Hardware for Therma-Tru was approximately $925 million in cash and was arrived at by arms length negotiations between the parties. The shareholders and warrant holders of Therma-Tru received a pro-rata portion of the aggregate purchase price, less $32 million to be held in escrow to secure the shareholders’ indemnification obligations to FO Home & Hardware under the Merger Agreement and a $10 million escrow to satisfy certain purchase price adjustments.

The foregoing description of the transaction between Registrant, FO Home & Hardware, TDC Acquisition Company, Inc. and Therma-Tru is qualified in its entirety by reference to the Agreement and Plan of Merger attached as Exhibit 2.

To pay the purchase price, the Registrant used proceeds from the sale of approximately $925 million in commercial paper.

Registrant is not aware of any material relationship between Therma-Tru Holdings, Inc. and Registrant or any of its affiliates, directors or officers of Registrant or any associate of any such director or officer that existed at the date of the acquisition of Therma-Tru Holdings, Inc. by FO Home & Hardware.

Item 5. Other Events

On November 20, 2003, the Registrant issued and sold $300 million aggregate principal amount of 2 7/8% Notes due 2006 and $300 million aggregate principal amount of 4 7/8% Notes due 2013 (the “Notes”) in an underwritten public offering. Reference is made to the Registrant’s Registration Statement on Form S-3 (Registration Nos. 333-76371 and 33-50832) under the Securities Act of 1933, as amended, and the related Prospectus dated September 3, 1999, as supplemented by the Prospectus Supplement dated November 13, 2003, filed with the Securities and Exchange Commission. The representatives of the underwriters in respect of the offering were Barclays Capital Inc., Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. JPMorgan Chase Bank is the Trustee under the Indenture under which the Notes were issued. The aggregate net proceeds of the offering, after underwriting commissions and estimated expenses, were

$595,189,000. The Registrant used the net proceeds of the offering to refinance a portion of its commercial paper borrowings.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

1.	Conformed copy of the Underwriting Agreement dated November 13, 2003 by and between the Registrant and Barclays Capital Inc., Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters.

2.	Agreement and Plan of Merger by and among Fortune Brands Home & Hardware, Inc., TDC Acquisition Company, Inc., Therma-Tru Holdings, Inc. and representatives of the stockholders of Therma-Tru Holdings, Inc. dated October 31, 2003.*

4a.	Indenture dated as of April 14, 1999 between the Registrant and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, providing for the issuance of one or more series of debt securities of the Registrant and under which $300,000,000 aggregate principal amount of 2 7/8% Notes due 2006 of the Registrant and $300,000,000 aggregate principal amount of 4 7/8% Notes due 2013 of the Registrant have been issued, is incorporated herein by reference to Exhibit 4a to the Registrant’s Current Report on Form 8-K dated December 10, 1999.

4b.	Specimen of Registrant’s 2 7/8% Notes due 2006.

4c.	Specimen of Registrant’s 4 7/8% Notes due 2013.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to such Agreement and Plan of Merger are omitted. Exhibit 2 contains a list identifying the contents of all such exhibits and schedules, and Registrant agrees to furnish supplementary copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNE BRANDS, INC. (Registrant)

By	/s/ Craig P. Omtvedt

Craig P. Omtvedt Senior Vice President and Chief Financial Officer

Date: November 24, 2003

EXHIBIT INDEX

Sequentially
Exhibit		Numbered Page

1.	Conformed copy of Underwriting Agreement dated November 13, 2003 by and between the Registrant and Barclays Capital Inc., Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters.

2.	Agreement and Plan of Merger by and among Fortune Brands Home & Hardware, Inc., TDC Acquisition Company, Inc., Therma-Tru Holdings, Inc. and representatives of the stockholders of Therma-Tru Holdings, Inc. dated October 31, 2003.

4a.	Indenture dated as of April 14, 1999 between the Registrant and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, providing for the issuance of one or more series of debt securities of the Registrant and under which $300,000,000 aggregate principal amount of 2 7/8% Notes due 2006 of the Registrant and $300,000,000 aggregate principal amount of 4 7/8% Notes due 2013 of the Registrant have been issued, is incorporated herein by reference to Exhibit 4a to the Registrant’s Current Report on Form 8-K dated December 10, 1999.

4b.	Specimen of Registrant’s 2 7/8% Notes due 2006.

4c.	Specimen of Registrant’s 4 7/8% Notes due 2013.